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                                                                      Exhibit 11
                                                                      ----------


                    COMPUTER NETWORK TECHNOLOGY CORPORATION

Statement Re:  Computation of Net Income Per Common and Common Equivalent Share

                                  (Unaudited)

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
                                                                     Three Months Ended
                                                                         March 31,

                                                                   1997               1996
                                                               -----------        -----------

Net Income                                                     $   376,519        $    19,148
                                                               ===========        ===========

Primary Earnings Per Share:
---------------------------
Weighted average number of common shares outstanding            23,399,966         23,034,100

Dilutive effect of outstanding common equivalent shares            371,815            318,559
                                                               -----------        -----------

Weighted average number of common and common equivalent
 shares outstanding                                             23,771,781         23,352,659
                                                               ===========        ===========

Net income per common and common equivalent share                    $ .02              $ .00
                                                               ===========        ===========

Fully Diluted Earnings Per Share:
---------------------------------
Weighted average number of common shares outstanding            23,399,966         23,034,100

Dilutive effect of outstanding common equivalent shares            371,815            322,254
                                                               -----------        -----------

Weighted average number of common and common equivalent
 shares outstanding                                             23,771,781         23,356,354
                                                               ===========        ===========

Net income per common and common equivalent share                    $ .02              $ .00
                                                               ===========        ===========
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